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                                                                 Exhibit 10.15


                          SECOND AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT
                              OF ROBERT B. KNUTSON

   THIS AGREEMENT is entered into, as of August 14, 1996, by and between EDUCATION MANAGEMENT CORPORATION, a Pennsylvania corporation (the "Company"), and the undersigned individual (the "Executive").

   The Company and the Executive currently are parties to the "Amended and Restated Employment Agreement of Robert B. Knutson" dated as of October 26, 1989 (the "Prior Contract"). The Executive possesses an intimate knowledge of the business and affairs of the Company, its policies, methods, personnel and operations. The Company considers the continued availability of the management services of the Executive to be important to its future success. The Company and the Executive wish to confirm the continued employment of the Executive under the Prior Employment Agreement, as amended and restated in this Agreement.

   In consideration of the foregoing and of the respective covenants of the parties set forth below, and each intending to be legally bound, the Company and the Executive hereby agree as follows:

   1.  EMPLOYMENT

     (a) The Company hereby agrees to employ the Executive, and the Executive hereby agrees to serve the Company, on the terms and conditions set forth in this Agreement.

     (b) The employment of the Executive by the Company under this Agreement will be for the period commencing on the date of this Agreement (the "Effective Date") and expiring on June 30, 2000 (the "Scheduled Expiration Date"), unless the Scheduled Expiration Date is extended thereafter by the provisions of the following sentence, or otherwise, or by the mutual agreement of the parties, or unless it properly is terminated earlier in accordance with the provisions of this Agreement. On June 30, 2000, and on June 30 of each year thereafter, the Scheduled Expiration Date will be extended automatically for one (1) additional year unless (i) at least two hundred seventy (270) days prior to such June 30 date, the Company shall have delivered to the Executive, or the Executive shall have delivered to the Company, written notice that the Scheduled Expiration Date will not be extended, or (ii) the Executive's employment hereunder shall have properly terminated, by mutual agreement, effective on or prior to such June 30 date, or (iii) the Executive shall have


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been properly replaced or removed in accordance with Paragraphs 5 or 6 of this
Agreement, effective on or prior to such June 30 date. The "Term of the Executive's Employment" will mean the period beginning on the Effective Date and ending on the "Date of Termination" as defined in Paragraph 5(e) of this Agreement.

   2.  POSITION AND DUTIES

     The Executive will serve in the capacity of the Chairman and Chief Executive Officer of the Company. In that capacity he will be accountable and subject to the Board of Directors of the Company. He will have supervision and control over, and responsibility for, all aspects of the business and affairs of the Company, subject to general supervision by the Board of Directors and to the rights and privileges of the Stockholders of the Company. He will possess and may exercise the customary duties and powers of his position, will recommend policies to the Board of Directors, and will provide for the day to day management of the Company. He will have such other powers, duties and responsibilities as may be prescribed by the Board of Directors of the Company from time to time, provided that such duties and responsibilities are consistent with his present duties and responsibilities and with the customary nature of his position. Notwithstanding any other provision of this Agreement, the duties and authority of the Executive will not be changed materially, at any time, without his consent (which consent will not unreasonably be withheld).

     The Executive will perform his duties and responsibilities faithfully, diligently, and to the best of his ability, and he will devote his full working time and efforts to the business and affairs of the Company. However, the Executive will be entitled, at his discretion, to serve on the boards of directors of other companies, to participate in civic and charitable activities, to perform consulting services from time to time for others, and to engage in such additional activities as he may select at any time, so long as those activities do not, in the reasonable opinion of the Board of Directors of the Company, violate Paragraph 8 of this Agreement or materially interfere with the performance of his obligations to the Company under this Agreement.

   3.  PLACE OF PERFORMANCE

     In connection with his employment by the Company, the Executive will be based at the Company's principal executive offices in Pittsburgh, Pennsylvania.

     In his capacity as Chief Executive Officer of the Company, the Executive will have the authority to change the location and facilities of the principal executive offices of the Company subject to the approval of the Board of Directors of the Company. The Company will not move its business from its present location in the Pittsburgh, Pennsylvania area (or such other area to which such offices may have been moved in accordance with the preceding sentence) without the Executive's prior, written consent.





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   4.  COMPENSATION

     (a) Base Salary. During the Term of the Executive's Employment under this Agreement, the Executive will receive a base salary ("Base Salary") at the annual rate of $325,000, subject to adjustments (if any) in that annual rate approved at any time by the Board of Directors of the Company, on the recommendation of the Compensation Committee of the Board of Directors. Base Salary will be payable in substantially equal biweekly installments. Any increase in Base Salary or other compensation will not, without the consent of the Executive, limit or reduce any other obligation of the Company under this Agreement.

     (b) Incentive Compensation. In addition to the receipt of his Base Salary, during the Term of the Executive's Employment under this Agreement, the Executive will be entitled to receive such incentive compensation payments (if any) as the Board of Directors of the Company, or a duly authorized Compensation Committee thereof, may decide to award to him under any incentive compensation plan ("Plan"), established by the Company from time to time. The amount of any additional compensation payable to the Executive under a Plan pursuant to this Paragraph 4(b) will be paid to the Executive in accordance with the terms of the pertinent Plan. The Executive also may receive such additional incentive compensation (if any) as may be awarded to him from time to time by the Board of Directors of the Company, or by the Compensation Committee of the Board under authority duly delegated to it, in its discretion.

     (c) Expenses. During the Term of the Executive's Employment, the Executive will be entitled to receive prompt reimbursement for all reasonable expenses incurred by him (in accordance with the policies and practices presently followed by the Company or as may be established by the Board of Directors of the Company for its senior executive officers) in performing services under this Agreement, provided that the Executive properly accounts for such expenses in accordance with the Company's policies.

     (d) Employee Benefits. During the Term of the Executive's Employment, the Executive will be entitled to continue to participate in and to receive benefits under all of the Company's employee benefit plans and arrangements (to the extent that the Executive is eligible under the terms of such plans and arrangements) in effect on the date of this Agreement, or as they may be duly amended or adopted by the Board of Directors of the Company at any future time. Without limiting the generality of the preceding sentence, the Executive will be entitled to participate in and to receive benefits under any retirement plan, profit sharing plan, savings plan, life insurance plan, health insurance plan, stock-based compensation plan and accident or disability insurance plan made available by the Company in the future to any of its executives and key management employees, subject to and on a basis consistent with the terms, conditions, and overall administration of such plans (unless the Executive agrees in his discretion to be excluded from such benefits). Nothing paid to the Executive under an employee benefit plan of the Company presently in effect or made available by the Company in the future (other than any





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Plan referred to in Paragraph 4(b) above) will be deemed to be in lieu of compensation which the Executive is entitled to receive under Paragraphs 4(a), 4(b), or 4(f) of this Agreement.

     (e) Vacations. During the Term of the Executive's Employment, the Executive will be entitled to a reasonable number of paid vacation days in each fiscal year as determined by the Company from time to time for its senior executive officers generally.

     (f) Support Services. In accordance with the policies and practices presently followed by the Company or as may be established by the Board of Directors of the Company from time to time for its senior executive officers, the Company at all times will provide for the use of the Executive, the services of a full-time secretary selected by him and such other services as the Executive reasonably may require for the performance of his duties under this Agreement.

     (g) Vesting of Initial Stock Options. The initial stock options, if any, granted to the Executive by the Company on or after the date of this Agreement shall, except to the extent previously terminated, become fully vested and exercisable no later than June 30, 2000.

   5.  TERMINATION

     (a) Death. The Executive's employment hereunder will terminate upon his death.

     (b) Termination by the Company. Subject to the compensation provisions of Paragraph 7 and the other applicable terms and conditions hereof, the Company may terminate the Executive's employment hereunder with or without "Cause." For the purpose of this Agreement, the Company will have "Cause" to terminate the Executive's employment under this Agreement if (i) the Executive willfully, or as a result of gross negligence on his part, fails substantially to perform and to discharge his duties and responsibilities hereunder, for any reason other than the Executive's "Disability" (as that term is defined in Paragraph 6) or (ii) the engaging by the Executive in serious "Misconduct" which is demonstrably and substantially injurious to the Company (the term "Misconduct" meaning an action or course of conduct which is unlawful or materially in violation of his obligations to the Company under this Agreement), or (iii) the deliberate and intentional violation by the Executive of the provisions of Paragraphs 8(a), 8(b), 8(c) or 8(d) of this Agreement, provided that any such violation of those provisions reasonably could be expected to result in substantial injury to the Company.

     The foregoing portions of this Paragraph 5(b) to the contrary notwithstanding, the Executive will not be deemed to have been terminated for Cause unless and until the occurrence of the following three events:





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     (A)  The Executive is given a notice from the Board of Directors of the
     Company which identifies with reasonable specificity the grounds for the proposed termination of the Executive's employment. Such notice will, except as is otherwise provided in the next sentence, provide the Executive with thirty (30) days from the day such notice is given to cure the alleged grounds of termination contained therein. If, in the reasonable good faith opinion of the Board of Directors, such grounds may not reasonably be cured by the Executive, then the notice required by this Paragraph 5(b)(iii)(A) need not provide for any cure period.

     (B) The Executive is given a copy of resolutions, duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors (excluding the Executive) at a meeting of the Board of Directors called and held for the purpose of finding that in the reasonable good faith opinion of such majority of the Board of Directors, the Executive was guilty of conduct set forth above in this Paragraph 5(b), above, specifying the particulars thereof in detail, and that the grounds for termination have not been cured within the time limits, if any specified in the notice referred to in Paragraph 5(b)(iii)(A), above; and

     (C) The Executive receives an affidavit sworn to by the Secretary or Assistant Secretary of the Company stating that such resolution was in fact adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors (excluding the Executive).

     (c) Termination by the Executive. Subject to the compensation provisions of Paragraph 7 and the other applicable terms and conditions hereof, the Executive may terminate his obligations under this Agreement upon thirty (30) days' prior written notice to the Company. If such termination is for "Good Reason," such notice must identify with reasonable specificity the grounds for the Executive's resignation and provide the Company with thirty (30) business days from the day such notice is given to cure the alleged grounds for resignation contained in the notice. For purposes of this Paragraph 5(c), "Good Reason" will mean any of the following to which the Executive shall not consent: (i) an assignment to the Executive of any duties significantly different from those contemplated by this Agreement, or any limitation of the powers of the Executive in any respect not reasonably contemplated by this Agreement or (ii) any removal of the Executive from, or any failure to reelect the Executive to his offices of Chairman and Chief Executive Officer of the Company, except in connection with the termination of the Executive's employment for Cause or the Executive's Disability, (iii) a reduction in the Executive's Base Salary, or a material reduction in the Executive's fringe benefits, or any other material failure by the Company to comply with Paragraph 4 of this Agreement, or (iv) any failure by the Company to comply with Paragraph 3 of this Agreement.


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     (d)  Notice of Termination.  Any termination of Executive's employment under this Agreement by the Company or by the Executive must be communicated by written "Notice of Termination" to the other party. For the purposes of this Agreement, a "Notice of Termination" will mean a notice which refers to the specific termination provision in this Agreement relied upon (if any), and which sets forth in reasonable detail the alleged facts and circumstances constituting the basis for such termination of the Executive's employment, together with compliance with any procedural requirement required under this Agreement with respect to the termination.

     (e)  Date of Termination.  "Date of Termination" will mean the earlier of
(i) the "Scheduled Expiration Date" (as defined in Paragraph 1(b), above) or
(ii) if the Executive's employment is terminated (A) by his death, the date of his death, or (B) by reason of any other circumstances provided for in this Paragraph 5, upon the effective date of a proper written Notice of Termination following the delivery of such Notice.

   6.  DISABILITY

     If, as a result of the Executive's Disability, (the term "Disability", as used in this Agreement, means that the Executive shall have been absent from his duties under this Agreement on essentially a full-time basis for six (6) consecutive months and unable to perform his duties under this Agreement, by reason of a medical condition), and either (a) within thirty (30) days after the Company notifies the Executive in writing that it intends to replace him, the Executive shall not have returned to the performance of his duties hereunder on essentially a full-time basis, or (b) within thirty (30) days thereafter the Executive notifies the Company that he does not intend to return to active employment, then the Company may replace the Executive without breaching this Agreement. Such Disability will not act to terminate the Executive's employment under this Agreement. However, the Company will be entitled to offset against the amounts payable by the Company to the Executive under this Agreement the amount of benefits received by the Executive from third parties under long-term disability plans carried by the Company (if any); provided, however, that in no event will the total annual obligation of the Company under this Agreement to make Base Salary payments to the Executive during a period of his Disability, as defined above in this Paragraph 6, be greater than an amount equal to two-thirds (2/3) of the Executive's Base Salary, beginning in the year in which the Executive is replaced in accordance with this Paragraph 6, and continuing until the earlier of the year in which the Expiration Date occurs or the year in which the Executive dies.

     If the Executive becomes "Disabled" (under the definition of "Disability" set forth above), the Company will maintain in full force and effect, for the continued benefit of the Executive, and throughout the full period of the Term of the Executive's Employment under this Agreement, all employee benefit plans and programs in which the Executive shall have been entitled to participate immediately prior to the date on which he became Disabled, provided that the Executive's continued participation is possible under the general terms and conditions of such plans and programs.





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   7.  COMPENSATION UPON TERMINATION

     (a) Death. If the Executive's employment under this Agreement is terminated by reason of his death, the Company will continue to pay the Executive's Base Salary at the rate in effect at the time of his death to such person or persons as the Executive shall have designated for that purpose in a notice filed with the Company, or, if no such person shall have been so designated, to his estate, for a period of six (6) months after the Executive's date of death. In that event, the Company also will pay to such person(s) or estate, at the appropriate or customary time or times, the amount of incentive compensation payable to the Executive for the year of his death pursuant to Paragraph 4(b) of this Agreement. The amounts provided for in the preceding two sentences will be exclusive of and in addition to any payments which the Executive's widow, beneficiaries or estate may be entitled to receive pursuant to any pension plan, profit sharing plan, employee benefit plan, or life insurance policy maintained by the Company.

     (b) By the Company for Cause or the Executive Without Good Reason. If the Executive's employment is properly terminated by the Company for Cause, or if the Executive terminates his employment without Good Reason, the Company will continue to pay the Executive his Base Salary through the Date of Termination at the rate in effect at the time when the Notice of Termination is given, and the Company thereafter will have no further obligation to the Executive under this Agreement.

     (c) By the Executive for Good Reason or the Company Other Than for Cause. If the Company terminates the Executive's employment other than for Cause, or if the Executive terminates his employment for Good Reason, then the Company will continue to pay to the Executive (i) his full Base Salary, at the highest rate in effect at any time during the twelve (12)-month period prior to the date the Notice of Termination is given, (ii) incentive compensation, on a monthly basis, at the rate equal to one-twelve (1/12) of the average annual incentive compensation paid to the Executive in the last three fiscal years prior to the Date of Termination is given and (iii) without duplication of any amounts set forth in clause (ii) of this sentence, the benefits referred to in the last paragraph of Paragraph 6 hereof (on the terms set forth therein), in each case through the Expiration Date or for a period of one (1) year following the Date of Termination, whichever is longer, and the Company will pay all legal fees and expenses, if any, incurred by the Executive in the enforcement of his rights under this Agreement. In addition, all stock options held by the Executive as of the Date of Termination shall be fully vested and nonforfeitable and immediately exercisable by the Executive. Such payments and benefits will constitute liquidated damages and severance pay to the Executive.

     (d) Lump Sum Payment. The Company shall have the right, at its option, to discharge its obligations to the Executive under subparagraphs (a) and (c) of this Paragraph 7 in respect of payments of Base Salary by the payment in cash or cash equivalents of a single lump sum equal to the present value, discounted at the Prime Rate (as hereinafter defined) in effect on the Date of Termination, of each installment of Base Salary





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payable to the Executive pursuant to such obligations.  As used herein, the term "Prime Rate" means the interest rate per annum announced publicly in Pittsburgh, Pennsylvania from time to time by PNC Bank as its prime rate.

     (e) No Mitigation. The Executive will not be required to mitigate the amount of any payment provided for in this Paragraph 7 by seeking other employment or otherwise, and the amounts of damages or severance benefits payable to the Executive under this Paragraph 7 or other provisions of this Agreement shall not be reduced by compensation received by the Executive from any other employment he shall choose to undertake following termination of his employment hereunder. The Executive's entitlement of payments hereunder shall, however, be subject to his compliance with the covenants set forth in Paragraph 8.

   8.  NON-COMPETITION AND TRADE SECRETS

   The Executive shall abide by the following covenants at all times during the Term and for a period of two (2) years thereafter (the "Restricted Period"), except that if the Executive's employment is terminated (i) by the Company without Cause or (ii) by the Executive for Good Reason, the covenant period shall not exceed the period with respect to which compensation payments are payable in accordance with Paragraph 7 hereof:

     (a) No Competing Employment. The Executive shall not, unless he receives the prior written consent of the Company, directly or indirectly, own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any individual, partnership, firm, corporation or other business organization or entity (each, a "Person") that is engaged in a business which is directly or indirectly competitive with any of the business activities of the Company or any Affiliate (as hereinafter defined) anywhere within the geographical territory of the United States and Canada; provided, however, that the foregoing shall not apply with respect to any line-of-business in which the Company or any Affiliate was not engaged on or before the Date of Termination. The term "Affiliate" means any other Person that controls, is controlled by, or is under common control with, the Company.

     (b) No Interference. The Executive shall not, whether for his own account or for the account of any other Person (other than the Company or an Affiliate), intentionally solicit, endeavor to entice away from the Company or an Affiliate, or otherwise interfere with the relationship of the Company or an Affiliate with, any person who is employed by the Company or an Affiliate (including, but not limited to, any independent sales representatives or organizations), or any person or entity who is, or was within the then most recent twelve-month period, a customer or client of the Company or an Affiliate.

     (c) Secrecy. The Executive recognizes that the services to be performed by him hereunder are special, unique and extraordinary in that, by reason of his





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employment with the Company, he may acquire confidential information and trade secrets concerning the operation of the Company or an Affiliate, the use or disclosure of which could cause the Company or an Affiliate substantial loss and damages which could not be readily calculated and for which no remedy at law would be adequate. Accordingly, the Executive covenants and agrees with the Company that he will not at any time, except in the performance of his obligations to the Company hereunder or with the prior written consent of the Board of Directors of the Company, directly or indirectly, disclose any secret or confidential information that he may learn or has learned by reason of his association with the Company, or any predecessors to their business, or use any such information to the detriment of the Company. The term "confidential information" includes, without limitation, information not previously disclosed to the public or to the trade by the Company's management with respect to the Company's products, facilities and methods, research and development, trade secrets and other intellectual property, systems, patents and patent applications, procedures, manuals, confidential reports, product price lists, customer lists, financial information (including the revenues, costs or profits associated with any of the Company's products), business plans, prospects or opportunities; provided, however, that the term "confidential information" will not include, and the Executive will have no obligation hereunder with respect to, any information that (i) becomes generally available to the public other than as a result of a disclosure by the Executive or his agent or other representative or (ii) becomes available to the Executive on a non-confidential basis from a source other than the Company or any Affiliate. The Executive will have no obligation hereunder to keep confidential any of the confidential information to the extent that a disclosure of it is required by law or is consented to by the Company; provided, however, that if and when such a disclosure is required by law, the Executive promptly will provide the Company with notice of such requirement, so that the Company may seek an appropriate protective order.

     (d) Exclusive Property. The Executive confirms that all confidential information is the exclusive property of the Company. All business records, papers and documents kept or made by the Executive relating to the business of the Company or an Affiliate shall be and remain the property of the Company or the Affiliate during the Restricted Period and at all times thereafter. Upon the termination of his employment with the Company or upon the request of the Company at any time, the Executive shall promptly deliver to the Company, and shall retain no copies of, any written materials, records and documents made by the Executive or coming into his possession concerning the business or affairs of the Company or an Affiliate.

     (e) Injunctive Relief. The Executive acknowledges that a breach of any of the covenants contained in this Paragraph 8 may result in material, irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining the Executive from engaging in activities prohibited by this Paragraph 8 or such other relief as may be required to specifically enforce any of the covenants in this Paragraph 8. The Executive hereby agrees and consents that





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such injunctive relief may be sought in any state or federal court of record in the Commonwealth of Pennsylvania, or in the state and county in which such violation may occur or in any other court having jurisdiction, at the election of the Company; to the extent that the Company seek a temporary restraining order (but not a preliminary or permanent injunction), the Executive agrees that such temporary restraining order may be obtained ex parte. The Executive agrees to and hereby does submit to in personam jurisdiction before each and every such court for that purpose.

     (f) Blue-Pencilling. The parties consider the covenants and restrictions contained in this Paragraph 8 to be reasonable. However, if and when any such covenant or restriction is found to be void or unenforceable and would have been valid had some part of it been deleted or had its scope of application been modified, such covenant or restriction will be deemed to have been applied with such modification as would be necessary and consistent with the intent of the parties to have made it valid, enforceable and effective.

   9.  ASSIGNMENT; SUCCESSORS; BINDING AGREEMENT

     (a) By the Company. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by an agreement in form and substance reasonably satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place, unless the Executive's employment under this Agreement previously has been terminated, either by the Company or by the Executive and a "Dispute" (as defined below) exists as to any amounts which are or are alleged to be payable to the Executive pursuant to this Agreement. A failure of the Company to obtain the agreement of the successor described above by the effective date of any such succession, unless such agreement is not required under the preceding sentence as a result of the existence of a "Dispute" (as defined below in this Paragraph 9(a)), will be a breach of this Agreement and will entitle the Executive immediately to receive in a lump sum payment (without discounting for the time value of money) compensation from the Company in the same amount and on the same terms as he would be entitled to under this Agreement if he had terminated his employment for Good Reason, except that, for the purpose of implementing the foregoing, the date on which any such succession becomes effective will be deemed to be the Date of Termination. If a "Dispute" (as defined below) exists on the date of any such succession, the Company will make adequate provision for their potential liability with respect to the amount which is the subject of the Dispute, in a manner which is reasonably acceptable to the Executive. For purposes of this Paragraph 9, the term "Dispute" will mean the good faith assertion by the Company that an amount claimed by the Executive to be payable to him under this Agreement is in excess of the amount, if any, which is in fact owed to the Executive hereunder. As used in this Agreement, the term "Company" will include, in addition to Education Management Corporation, any and all successors to its business and/or assets as described above in this Paragraph 9(a), which





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executes and delivers the agreement provided for in this Paragraph 9(a), or which otherwise becomes bound by all of the terms and conditions of this Agreement by operation of law.

     (b) By the Executive. This Agreement and all rights of the Executive under it will inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees. However, the Executive may not assign any of his obligations under this Agreement at any time. If the Executive dies while any amount remains payable to him hereunder or otherwise would have been payable to him had he continued to live, all such amounts (unless otherwise expressly provided in this Agreement) will be paid in accordance with the pertinent provisions of this Agreement to such person or persons as the Executive shall have designated for that purpose in a written notice filed by him with the Company, or, if no such persons shall have been so designated, to his estate.

   10.   NOTICE

     For the purpose of this Agreement, notices and all other communications to either party provided for in this Agreement will be furnished in writing and will be deemed to have been duly given when delivered or when mailed if such mailing is by United States certified or registered mail, return receipt requested, postage prepaid, addressed to such party (notices to the Company being addressed to the Secretary of the Company) at the Company's principal executive office, or at such other address as either party shall have designated by giving written notice of such change to the other party at any time hereafter.

   11.   MISCELLANEOUS

     No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification or discharge is duly approved by the Board of Directors of the Company and is agreed to in writing by the Executive and such officer(s) as may be specifically authorized by the Board of Directors of the Company to effect it. No waiver by any party of any breach by any other party of, or of compliance with, any term or condition of this Agreement to be performed by any other party, at any time, will constitute a waiver of similar or dissimilar terms or conditions at that time or at any prior or subsequent time. No agreement or representation, oral or otherwise, express or implied, with respect to the subject matter of this Agreement, has been made by either party which is not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement will be governed by the laws of the Commonwealth of Pennsylvania other than the conflict of laws provision thereof.


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   12.   VALIDITY

     The invalidity or unenforceability of any provision or provisions of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

   13.   COUNTERPARTS

     This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

   14.   DEFAULTS AND REMEDIES

     Except as is otherwise provided for in this Paragraph 14, in the event of an alleged breach of this Agreement by any party to it, the party alleging such breach will notify the other parties of the alleged breach. Such notice must identify with reasonable specificity the grounds for the alleged breach and shall provide a period of thirty (30) days for the allegedly breaching party to cure such breach. The non-breaching party will be entitled to all of its proper legal remedies resulting from such breach. The provisions for notice and an opportunity to cure under this Paragraph 14 will not apply to a breach or allegation of a breach of the provisions of Paragraphs 5, 7 or 8 of this Agreement.

   15.   EFFECTIVENESS

     This Agreement will become effective immediately, upon its Effective Date (as defined in Paragraph 1(b)). It will amend and supersede any and all previously existing employment or consulting agreements between the Executive and the Company or any of its subsidiaries or affiliates, including the Prior Contract.

   16.  AMENDMENT OF EXCHANGE AND REPURCHASE AGREEMENT

     Upon the effectiveness of this Agreement, the RBK Exchange and Repurchase Agreement dated as of October 26, 1989 (the "Exchange and Repurchase Agreement"), between Robert Knutson, as trustee, and the Company is hereby amended as follows:

     (1) the term "Knutson Employment Agreement" set forth in section 1 of the Exchange and Repurchase Agreement is amended in its entirety to read as follows: "Knutson Employment Agreement" means the Second Amended and Restated Employment Agreement of Robert B. Knutson dated as of August 14, 1996, as the same may be amended from time to time; and


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
       (2) a new section 20 to the Exchange and Repurchase Agreement is added as follows: "Termination. Upon the occurrence of a Public Distribution, this Agreement shall automatically terminate and cease to be of any further force or effect, except that Section 8(c) [Restrictions following Public Distribution] shall survive such termination and Section 10(a)(ii) [Additional Consideration] shall survive such termination if, and solely with respect to, those Shares that have been repurchased pursuant to a Call Repurchase occurring prior to the Public Distribution."

      IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date and year first above written.


Attest:                                       EDUCATION MANAGEMENT CORPORATION


                                              By:
- --------------------                               ----------------------------
                                              Title:
                                                     -------------------------

Witness:                                      EXECUTIVE


- --------------------                          --------------------------------
                                              Robert B. Knutson,
                                              individually and, solely with
                                              respect to Section 16, as trustee


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